SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 1, 1999



                         RECKSON ASSOCIATES REALTY CORP.
             (Exact name of Registrant as specified in its Charter)




                                    Maryland
                            (State of Incorporation)


                1-13762                                       11-3233650
        (Commission File Number)                       (IRS Employer Id. Number)


          225 Broadhollow Road                                   11747
           Melville, New York                                 (Zip Code)
(Address of principal executive offices)

                                 (516) 694-6900
              (Registrant's telephone number, including area code)

         This Current Report on Form 8-K is being submitted in order to file Reckson Associates Realty Corp.'s (the "Company") December 31, 1998 financial statements, as well as certain other material contracts and other documents of the Company.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits

   (a)   Financial Statements

         Report of Independent Auditors

         Consolidated  Balance Sheets of the Company as of December 31, 1998 and
               December 31, 1997

         Consolidated  Statements  of Income of the  Company for the years ended
               December 31, 1998, 1997 and 1996

         Consolidated Statement of Stockholders' Equity of the Company for the years ended December 31, 1998, 1997 and 1996

         Consolidated Statements of Cash Flows of the Company for the year ended
               December 31, 1998, 1997 and 1996

         Notes to Financial Statements

         Schedule III - Real Estate and Accumulated Depreciation

   (c)   Exhibits

         3.1 Articles Supplementary of the Company relating to the Company's 7-5/8% Series A Convertible Cumulative Preferred Stock filed with the Maryland State Department of Assessments and Taxation

         4.1   Specimen Share Certificate of Series A Preferred Stock

         10.1 Supplement to the Amended and Restated Agreement of Limited Partnership of Reckson Operating Partnership, L.P. ("ROP") Establishing Series A Preferred Units of Limited Partnership Interest

         10.2 Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series B Preferred Units of Limited Partnership Interest

         10.3 Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series C Preferred Units of Limited Partnership Interest

         10.4 Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series D Preferred Units of Limited Partnership Interest

         23.1  Consent of Independent Auditors

         27.0  Financial Data Schedule

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Reckson Associates Realty Corp.

          We have audited the accompanying consolidated balance sheets of Reckson Associates Realty Corp. as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. We have also audited the financial statement schedule listed in the index at Item 7(a). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Reckson Associates Realty Corp. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                            ERNST & YOUNG LLP



New York, New York
February 11, 1999

                         RECKSON ASSOCIATES REALTY CORP.
                           CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                             December 31,
                                                      -------------------------
                                                           1998         1997
                                                       ----------    ----------
ASSETS

Commercial real estate properties, at cost
  (Notes 2, 3, 5, 7 and 8)
   Land ............................................  $   212,540    $  138,526
   Buildings and improvements ......................    1,372,549       818,229
Developments in progress:

   Land ............................................       69,143        36,857
   Development costs ...............................       82,901        17,616
   Furniture, fixtures and equipment ...............        6,090         4,054
                                                      -----------    ----------
                                                        1,743,223     1,015,282
           Less accumulated depreciation ...........     (159,049)     (111,068)
                                                      -----------    ----------
                                                        1,584,174       904,214

Investments in real estate joint ventures ..........       15,104         7,223
Investment in mortgage notes and notes
  receivable (Note 8) ..............................       99,268       104,509
Cash and cash equivalents (Note 12) ................        2,349        21,828
Tenant receivables .................................        5,159         4,975
Investments in and advances to affiliates (Note 7) .       53,329        26,547
Deferred rent receivable ...........................       22,526        14,973
Prepaid expenses and other assets (Notes 7 and 8) ..       46,372         5,248
Contract and land deposits and pre-acquisition costs        2,253         7,559
Deferred lease and loan costs, less
   accumulated amortization of $18,170 (1998)
   and $14,844 (1997) ..............................       24,282        16,181
                                                      -----------    ----------
   Total Assets ....................................  $ 1,854,816    $1,113,257
                                                      ===========    ==========

LIABILITIES

Mortgage notes payable (Note 2) ....................  $   253,463    $  180,023
Unsecured credit facility (Note 3) .................      465,850       210,250
Unsecured term loan (Note 3) .......................       20,000          --
Senior unsecured notes (Note 4) ....................      150,000       150,000
Accrued expenses and other liabilities (Note 5) ....       48,565        30,987
Dividends and distributions payable ................       19,663           120
Affiliate payables (Note 7) ........................        2,395           807
                                                      -----------    ----------
   Total Liabilities ...............................      959,936       572,187
                                                      -----------    ----------

Minority interests' in consolidated partnerships ...       52,173         6,655
Preferred unit interest in the operating partnership       42,518          --
Limited Partners' minority interest in
   the operating partnership .......................       94,125        85,750
                                                      -----------    ----------
                                                          188,816        92,405
                                                      -----------    ----------
Commitments and other comments
   (Notes 9, 10, 13 and 16) ........................         --            --

STOCKHOLDERS' EQUITY (Note 6)
Preferred Stock, $.01 par value, 25,000,000
   shares authorized, 9,192,000 and 0
   issued and outstanding ..........................           92          --
Common Stock, $.01 par value, 100,000,000 shares
   authorized, 40,035,419 and 37,770,158 shares
   issued and outstanding, respectively.............          400           378
Additional paid in capital..........................      705,572       448,287
                                                      -----------    ----------
   Total Stockholders' Equity.......................      706,064       448,665
                                                      -----------    ----------
   Total Liabilities and Stockholders' Equity.......  $ 1,854,816    $1,113,257
                                                      ===========    ==========

                (see accompanying notes to financial statements)

                                RECKSON ASSOCIATES REALTY CORP.
                               CONSOLIDATED STATEMENTS OF INCOME

                              (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                          For the Year Ended December 31,
                                                     -----------------------------------------
                                                        1998            1997          1996
                                                     -----------    -----------    -----------
REVENUES (Note 10):

  Base rents .....................................   $   224,703    $   128,778    $    82,150
  Tenant escalations and reimbursements ..........        27,744         14,981         10,628
  Equity in earnings of service companies ........         1,233             55          1,031
  Equity in earnings of real estate joint ventures           603            459            266
  Interest income on mortgage notes and notes
    receivable ...................................         7,739          5,437           --
  Investment and other income (Note 8) ...........         4,351          3,685          2,066
                                                     -----------    -----------    -----------

Total Revenues ...................................       266,373        153,395         96,141
                                                     -----------    -----------    -----------

EXPENSES:
   Property operating expenses ...................        47,919         28,943         18,959
   Real estate taxes .............................        35,541         20,579         13,935
   Ground rents ..................................         1,761          1,269          1,107
   Marketing, general and administrative .........        15,919          8,292          5,949
   Interest ......................................        47,795         21,585         13,331
   Depreciation and amortization .................        52,957         27,237         17,670
                                                     -----------    -----------    -----------

Total Expenses ...................................       201,892        107,905         70,951
                                                     -----------    -----------    -----------

Income before preferred dividends and
   distributions, minority interests'
   and extraordinary items .......................        64,481         45,490         25,190
Minority partners' interests in consolidated
   partnerships ..................................        (2,763)          (807)          (808)
Distributions to preferred unit holders ..........        (1,753)          --             --
Limited partners' minority interest
   in the operating partnership ..................        (7,909)        (7,817)        (5,960)
                                                     -----------    -----------    -----------

Income before extraordinary items and
  dividends to preferred shareholders ............        52,056         36,866         18,422
Extraordinary items - (loss)  on
  extinguishment of debts, net of
  limited partners' minority interest
  share of $323, $578 and $364,
  respectively (Note 3).. ........................        (1,670)        (2,230)          (895)

Dividends to preferred shareholders...............       (12,491)          --             --
                                                     -----------    -----------    -----------

Net income available to common
  shareholders ...................................   $    37,895    $    34,636    $    17,527
                                                     -----------    -----------    -----------

Basic net income per common share:
Income before extraordinary items.................   $      1.00    $      1.13    $       .92
Extraordinary items - (loss) on
  extinguishment of debts                                   (.04)          (.07)          (.04)
                                                     -----------    -----------    -----------

Net income per common share.....................     $       .96    $      1.06    $       .88
                                                     ===========    ===========    ===========

Weighted average common shares
  outstanding ..................................      39,473,000     32,727,000     19,928,000
                                                     -----------    -----------    -----------

Diluted net income per common share
  (Notes 1 and 6) .........................          $       .95    $      1.04    $       .87
                                                     ===========    ===========    ===========

Diluted weighted average common
  shares outstanding (Notes
  1 and 6).................................           40,010,000     33,260,000     20,190,000
                                                     ===========    ===========    ===========


                (see accompanying notes to financial statements)

                         RECKSON ASSOCIATES REALTY CORP.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                                                                                                           Limited
                                                                                   Additional                  Total       Partners'
                                                            Common     Preferred      Paid      Retained    Stockholders'  Minority
                                                             Stock       Stock     in Capital   Earnings       Equity      Interest
                                                           ---------   ---------   ---------    ---------   ------------  ---------
Stockholders' equity, December 31, 1995 ................   $      75   $    --     $  61,684    $    --      $  61,759    $  26,148

Proceeds from public offerings .........................          47        --       120,498         --        120,545       24,671
Issuance of operating partnership units
  (Note 12) ............................................        --          --        10,909         --         10,909        3,135
Proceeds from exercise of employee options .............        --          --           263         --            263           75
Two for one stock split (Note 6) .......................         122        --          (122)        --           --           --
Net Income .............................................        --          --          --         17,527       17,527        5,596
Dividends and distributions paid and
 payable ...............................................        --          --        (6,609)     (17,527)     (24,136)      (7,746)
                                                           ---------   ---------   ---------    ---------    ---------    ---------

Stockholders' equity, December 31, 1996 ................         244        --       186,623         --        186,867       51,879
Two for one stock split (Note 6) .......................          50        --           (50)        --           --           --
Proceeds from public offerings .........................          80        --       256,564         --        256,644       33,925
Issuance of operating partnership units
   (Note 12) ...........................................        --          --         9,473         --          9,473        1,236
Proceeds from exercise of employee options .............           4        --         1,706         --          1,710          178
Net Income .............................................        --          --          --         34,636       34,636        7,239
Dividends and distributions paid and
  payable ..............................................        --          --        (6,029)     (34,636)     (40,665)      (8,707)
                                                           ---------   ---------   ---------    ---------    ---------    ---------
Stockholders' equity, December 31, 1997 ................         378        --       448,287         --        448,665       85,750
Proceeds from preferred offering .......................        --            92     220,708         --        220,800         --
Conversions of preferred stock .........................        --          --           (31)        --            (31)          31
Proceeds from public offerings .........................          21        --        41,340         --         41,361        8,785
Issuance of operating partnership units
   (Note 12) ...........................................        --          --        11,576         --         11,576        2,458
Proceeds from exercise of employee options .............           1        --           990         --            991          210
Net income .............................................        --          --          --         37,895       37,895        7,586
Dividends and distributions paid
   and payable .........................................        --          --       (17,298)     (37,895)     (55,193)     (10,695)
                                                           ---------   ---------   ---------    ---------    ---------    ---------

Stockholders' equity, December 31, 1998 ................   $     400   $      92   $ 705,572    $    --      $ 706,064    $  94,125
                                                           =========   =========   =========    =========    =========    =========

                (see accompanying notes to financial statements)

                                           RECKSON ASSOCIATES REALTY CORP.
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   (IN THOUSANDS)

                                                                                  For the Year Ended December 31,
                                                                                -----------------------------------
                                                                                 1998          1997          1996
                                                                                ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS .................................   $  37,895    $  34,636    $  17,527
Adjustments to reconcile net income to net cash provided
 by operating activities:
   Depreciation and amortization ............................................      52,957       27,237       17,670
   Loss on extinguishment of debts, net of minority interest ................      1, 670        2,230          895
   Minority partners' interest in consolidated partnerships .................       2,763          807          808
   Limited partners' minority interest in the operating partnership..........       7,909        7,817        5,960
   Gain on sale of interest in Reckson Executive Centers, LLC ...............          (9)        --           --
   Gain on sales of property and securities .................................         (43)        (672)        --
   Distribution from investments in real estate joint ventures ..............         470          408          191
   Equity in  earnings of service companies .................................      (1,233)         (55)        (931)
   Equity in earnings of real estate joint ventures .........................        (603)        (459)        (266)
Changes in operating assets and liabilities:

   Deferred rents receivable ................................................      (7,553)      (4,500)      (3,837)
   Prepaid expenses and other assets ........................................      (6,499)      (1,931)        (608)
   Tenant and affiliate receivables .........................................        (184)      (1,183)        (256)
      Accrued expenses and other liabilities ................................      30,667       11,427        4,700
                                                                                ---------    ---------    ---------
   Net cash provided by operating activities ................................     118,207       75,762       41,853
                                                                                ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchases of commercial real estate properties ...........................    (449,241)    (429,379)    (181,130)
   Investment in mortgage notes and notes receivable ........................       4,072      (50,282)     (50,892)
   Interest receivables .....................................................       2,602       (2,392)        (870)
   (Increase) decrease in contract deposits and preacquisition costs ........       8,839       (1,303)      (6,668)
   Additions to developments in progress ....................................     (97,570)     (40,367)      (8,427)
      Additions to commercial real estate properties ........................     (21,181)     (12,038)     (12,441)
      Payment of leasing costs ..............................................      (8,802)      (5,417)      (5,028)
      Investments in securities .............................................     (42,299)      (1,756)        --
      Additions to furniture, fixtures and equipment ........................      (2,071)      (1,159)        (115)
      Investments in and advances to real estate joint ventures .............      (7,773)      (1,734)      (5,832)
   Investment in service companies ..........................................        --         (4,241)      (3,170)
      Distribution from a service company ...................................          15         --           --
      Additions to capital escrow reserves ..................................        (700)        --           --
      Proceeds from sales of property and securities ........................         809          725         --
                                                                                ---------    ---------    ---------
   Net cash (used in) provided by investing activities ......................    (613,300)    (549,343)    (274,573)
                                                                                ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from borrowings .................................................        --           --         54,402
   Principal payments on borrowings .........................................      (4,735)      (1,624)        (380)
   Proceeds from issuance of senior unsecured notes .........................        --        150,000         --
   Proceeds from issuance of preferred stock, net of issuance costs..........     220,800         --           --
   Proceeds from mortgage refinancing's, net of refinancing costs ...........      11,458       20,134         --
   Payment of loan costs and prepayment penalties ...........................      (4,738)      (4,983)      (2,525)
   Investments in and advances to affiliates ................................     (23,452)     (20,513)      (2,952)
   Proceeds from credit facilities ..........................................     393,100      421,000      144,500
   Principal payments on credit facilities ..................................    (137,500)    (319,250)     (76,000)
      Proceeds from term loan ...............................................      20,000         --           --
   Proceeds from issuance of common stock, and
     exercise of options net of issuance costs ..............................      51,934      299,991      145,317
   Contribution by a minority partner in a consolidated partnership .........      10,000         --           --
   Distribution to minority partners in consolidated partnerships ...........      (3,570)      (5,355)      (1,392)
   Distributions to limited partners in the operating partnership ...........      (7,576)      (8,707)      (5,719)
   Distributions to preferred unitholders ...................................      (1,312)        --           --
   Dividends to common shareholders .........................................     (39,157)     (47,972)     (16,827)
   Dividends to preferred shareholders ......................................      (9,638)        --           --
                                                                                ---------    ---------    ---------
Net cash provided by financing activities ...................................     475,614      482,721      238,424
                                                                                ---------    ---------    ---------
Net increase (decrease) in cash and cash equivalents ........................     (19,479)       9,140        5,704
Cash and cash equivalents at beginning of period ............................      21,828       12,688        6,984
                                                                                ---------    ---------    ---------
Cash and cash equivalents at end of period ..................................   $   2,349    $  21,828    $  12,688
                                                                                =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for interest .................................   $  41,822      $20,246    $  13,261
                                                                                =========      =======    =========

                (see accompanying notes to financial statements)

                         RECKSON ASSOCIATES REALTY CORP.
                          NOTES TO FINANCIAL STATEMENTS

1.       DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

         Reckson Associates Realty Corp. (the "Company") is engaged in the ownership, management, operation, leasing and development of commercial real estate properties, principally office and industrial buildings and owns land for future development (collectively, the "Properties") located in the New York tri-state area (the "Tri State Area").

ORGANIZATION AND FORMATION OF THE COMPANY

         The Company was incorporated in Maryland in September 1994 and on June 2, 1995 completed an initial public offering of 6,120,000 shares (pre split) of $.01 par value common stock ("the Offering"). The Offering price was $24.25 per share (pre split) resulting in gross proceeds of $148,410,000. The Company also issued 400,000 shares (pre split) in a concurrent offering to the Rechler family resulting in $9,700,000 of additional proceeds. On June 28, 1995, the underwriters exercised their over allotment option and, accordingly, the Company issued an additional 918,000 shares (pre split) of common stock and received gross proceeds of $22,261,500. The aggregate proceeds to the Company, net of underwriters' discount, advisory fee and offering costs were approximately $162,000,000.

         The Company became the sole general partner of Reckson Operating Partnership L.P. (the "Operating Partnership") by contributing substantially all of the net proceeds of the Offering, in exchange for an approximate 73% interest in the Operating Partnership. All Properties acquired by the Company are held by or through the Operating Partnership.

         The Operating Partnership executed various option and purchase agreements whereby it issued 2,758,960 units (pre split) in the Operating Partnership ("Units") to the continuing investors and assumed approximately $163,438,000 (net of the Omni mortgages) of indebtedness in exchange for interests in certain property partnerships, fee simple and leasehold interests in properties and development land, certain business assets of the executive center entities and 100% of the non-voting preferred stock of the management and construction companies.

         During 1997, the Company formed Reckson Service Industries, Inc. ("RSI") and Reckson Strategic Venture Partners, LLC ("RSVP"). The Operating Partnership owned a 95% non voting common stock interest in RSI through June 10, 1998. On June 11, 1998, the Operating Partnership distributed its 95% common stock interest in RSI of approximately $3 million to its owners, including the Company which, in turn, distributed the common stock of RSI to its stockholders. Additionally, during June 1998, the Operating Partnership established a credit facility with RSI (the "RSI Facility") in the amount of $100 million for RSI's service sector operations and other general corporate purposes. As of December 31, 1998, the Company had advanced $ 33.7 million under the RSI facility all of which is outstanding. In addition, the Operating Partnership approved the funding of investments of up to $100 million with or in RSVP (the "RSVP Commitment"), through RSVP-controlled joint venture REIT-qualified investments or advances made to RSI under terms similar to the RSI Facility. As of December 31, 1998, approximately $17.3 million had been invested through the RSVP Commitment, of which $10.1 million represents RSVP controlled joint venture investments and $7.2 million represents advances to RSI under the RSVP Commitment. Such amounts have been included in investment in real estate joint ventures and investments in and advances to affiliates, respectively, on the Company's balance sheet. RSI serves as the managing member of RSVP. RSI invests in operating companies that generally provide commercial services to the RSI customer base which includes the tenants of RSI's executive suite business and to properties owned by the Company and its tenants and third parties. RSVP was formed to provide the Company with a research and development vehicle to invest in alternative real estate sectors. RSVP invests primarily in real estate and real estate related operating companies generally outside of the Company's core office and industrial focus. RSVP's strategy is to identify and acquire interests in established entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer unique circumstances for attractive investments as well as a platform for future growth.

         On January 6, 1998, the Company made an initial investment in the Morris Companies, a New Jersey developer and owner of "Big Box" warehouse facilities. The Morris Companies properties include 23 industrial buildings encompassing approximately 4.0 million square feet. In connection with the transaction the Morris Companies contributed 100% of their interests in certain industrial properties to Reckson Morris Operating Partnership, L.P. ("RMI") in exchange for operating partnership units in RMI. The Company has agreed to invest up to $150 million in the Morris Companies. As of December 31, 1998, the Company has invested approximately $93.8 million for an approximate 71.8% controlling interest in RMI.

BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accompanying consolidated financial statements include the consolidated financial position of the Company and the Operating Partnership as at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998. The
Operating Partnership's investments in Metropolitan Partners, LLC ("Metropolitan"), RMI and Omni Partners, L. P. ("Omni") are reflected in the accompanying financial statements on a consolidated basis with a reduction for minority partners' interest. The operating results of the service businesses currently conducted by Reckson Management Group, Inc., ("RMG"), and Reckson Construction Group, Inc., are reflected in the accompanying financial statements on the equity method of accounting. The operating results of Reckson Executive Centers, L.L.C., ("REC"), a service business of the Operating Partnership were reflected in the accompanying financial statements on the equity method of accounting through March 31, 1998. On April 1, 1998, the Operating Partnership sold its 9.9% interest in REC to RSI. Additionally, the operating results of RSI were reflected in the accompanying financial statements on the equity method of accounting through June 10, 1998. On June 11, 1998 the Operating Partnership distributed its 95% common stock interest in RSI to its owners, including the Company which, in turn, distributed the common stock of RSI to its stockholders. The Operating Partnership also invests in real estate joint ventures where it may own less than a controlling interest, such investments are also reflected in the accompanying financial statements on the equity method of accounting. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

         The minority interests at December 31, 1998 represent an approximate 16.2% limited partnership interest in the Operating Partnership, an approximate 28.2% interest in RMI, a 25% interest in Metropolitan and a 40% interest in Omni.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Real Estate

         Depreciation is computed utilizing the straight-line method over the estimated useful lives of ten to thirty years for buildings and improvements and five to ten years for furniture, fixtures and equipment. Tenant improvements, which are included in buildings and improvements, are amortized on a straight-line basis over the term of the related leases.

Cash Equivalents

         The Company considers highly liquid investments with a maturity of three months or less when purchased, to be cash equivalents.

Deferred Costs

         Lease fees and loan costs are capitalized and amortized over the life of the related lease or loan. The Company incurred costs related to offerings of common stock which were charged to Stockholders' Equity.

Income Taxes

         The Company generally will not be subject to federal income taxes as long as it qualifies as a real estate investment trust ("REIT"). A REIT will generally not be subject to federal income taxation on that portion of income that qualifies as REIT taxable income and to the extent that it distributes such taxable income to its stockholders and complies with certain requirements. As a REIT, the Company is allowed to reduce taxable income by all or a portion of distributions to stockholders and must distribute at least 95% of its taxable income to qualify as a REIT. As distributions, for federal income tax purposes, have exceeded taxable income, no federal income tax provision has been reflected in the accompanying consolidated financial statements. State income taxes are not significant.

         During  1998,  the  Company  paid  cash  dividends  of $.99  per  share
(representing dividends for three quarters) of which 100% was considered ordinary income for federal income tax purposes. In addition, on June 11, 1998, the Company paid a stock dividend equivalent to $.0824 per share relating to the Operating Partnership's distribution of its common stock interest in RSI to the Company. The stock dividend was also considered ordinary income for federal income tax purposes. During 1997, the Company paid dividends of $1.54 per share (representing dividends for five quarters) of which approximately 72% was considered ordinary income and 28% was a return of capital for federal income tax purposes.

Revenue Recognition

         Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due are included in deferred rents receivable on the accompanying balance sheets. Contractually due but unpaid rents are included in tenant receivables on the accompanying balance sheets. Certain lease agreements provide for reimbursement of real estate taxes, insurance, common area maintenance costs and indexed rental increases, which are recorded on an accrual basis.

         The Company records interest income on investments in mortgage notes and notes receivable on an accrual basis of accounting. The Company does not accrue interest on impaired loans where, in the judgment of management, collection of interest according to the contractual terms is considered doubtful. Among the factors the Company considers in making an evaluation of the collectibility of interest are, the status of the loan, the value of the underlying collateral, the financial condition of the borrower and anticipated future events. Loan discounts are amortized over the life of the real estate using the constant interest method.

Construction Operations

         Construction operations are accounted for utilizing the completed contract method. Under this method, costs and related billings are deferred until the contract is substantially complete. Estimated losses on uncompleted contracts are recorded in the period that management determines that a loss may be incurred.

Stock Options

         The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," (FAS No. 123) requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, no compensation expense was recognized because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant (see Note 6).

Earnings Per Share

         In 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, "Earnings per Share". Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements. The conversion of Units into common stock would not have a significant effect on per share amounts as the Units share proportionately with the common stock in the results of the Operating Partnership's operations.

Recent Pronouncements

         In 1997, the FASB issued the following statements (i) Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130") which is effective for fiscal years beginning after December 15, 1997. SFAS 130 established standards for reporting comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 requires that all components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The adoption of this standard had no impact on the Company's financial position or results of operations. (ii) Statement No. 131 "Disclosures about segments of an Enterprise and Related Information" ("SFAS 131") which is effective for fiscal years beginning after December 15, 1997. SFAS 131 establishes standards for reporting information about operating segments in annual financial statements and in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of this standard had no impact on the Company's financial position or results of operations, but did affect the disclosure of segment information. See Note 11.

Reclassifications

         Certain prior year amounts have been reclassified to conform to the current year presentation.

2.       MORTGAGE NOTES PAYABLE

         At December 31, 1998, there were 17 mortgage notes payable with an aggregate outstanding principal amount of approximately $253 million. Properties with an aggregate carrying value at December 31, 1998 of approximately $330 million are pledged as collateral against the mortgage notes payable. In addition, $48.6 million of the $253 million are recourse to the Company. The mortgage notes bear interest at rates ranging from 6.45% to 9.25%, and mature between 1999 and 2012. The weighted average interest rate on the outstanding mortgage notes payable at December 31, 1998 is 7.8%. Certain of the mortgage notes payable are guaranteed by certain minority partners in the Operating Partnership.

         Scheduled   principal   repayments  during  the  next  five  years  and
thereafter are as follows (in thousands):

          Year Ended December 31,

          --------------------------

          1999.........................      $   10,752
          2000.........................          32,131
          2001.........................          19,440
          2002.........................          12,937
          2003.........................          19,295
          Thereafter...................         158,908
                                             ----------
                                             $  253,463
                                             ==========

3.       CREDIT FACILITIES

         On July 23, 1998, the Company obtained a three year $500 million unsecured revolving credit facility (the "Credit Facility") from Chase Manhattan Bank, Union Bank of Switzerland and PNC Bank as co-managers of the credit facility bank group. Interest rates on borrowings under the Credit Facility are priced off of LIBOR plus a sliding scale ranging from 112.5 basis points to
137.5 basis points based on the leverage ratio of the Company. Upon the Company receiving an investment grade rating on its senior unsecured debt by two rating agencies, the pricing is adjusted based off of LIBOR plus a scale ranging from 65 basis points to 90 basis points depending upon the rating. The Credit Facility replaced and restructured the Company's existing $250 million unsecured credit facility and $200 million unsecured bridge facility. As a result, certain deferred loan costs incurred in connection with those facilities were written off. Such amount has been reflected as an extraordinary loss on the Company's statement of operations. The Company utilizes the Credit Facility primarily to finance the acquisitions of properties and other real estate investments, fund its development activities and for working capital purposes. At December 31, 1998, the Company had availability under the Credit Facility to borrow an additional $8.1 million (net of $26.1 million of outstanding undrawn letters of credit).

         On December 4, 1998, the Company obtained a one year $50 million unsecured term loan (the "Term Loan") from Chase Manhattan Bank. On January 13, 1999, the Company and Chase Manhattan Bank increased the total availability under the Term Loan to $75 million. Interest rates on borrowings under the Term Loan are priced off LIBOR plus 150 basis points for the first nine months and 175 basis points for the remaining three months. At December 31, 1998, the Company had availability under the Term Loan to borrow an additional $30 million which was increased to $55 million on January 13, 1999.

         The Company capitalized interest incurred on borrowings to fund certain development costs in the amount of $7,344,102, $2,351,201 and $800,434 for the years ended December 31, 1998, 1997 and 1996 respectively.

4.       SENIOR UNSECURED NOTES

         On August 28, 1997, the Company sold $150 million of 10-year senior unsecured notes in a privately placed transaction. The senior unsecured notes were priced at par with interest at 110 basis points over the 10- year treasury note for an all in coupon of 7.2%. Interest is payable semiannually with principal and unpaid interest due on August 28, 2007.

5.        LAND LEASES

         The Company leases, pursuant to noncancellable operating leases, the land on which ten of its buildings were constructed. The leases, which contain renewal options, expire between 2018 and 2080. The leases contain provisions for scheduled increases in the minimum rent and one of the leases additionally provides for adjustments to rent based upon the fair market value of the underlying land at specified intervals. Minimum ground rent is recognized on a straight-line basis over the terms of the leases. The excess of amounts recognized over amounts contractually due is approximately $2,316,000 and $1,948,000 at December 31, 1998 and 1997 respectively. These amounts are included in accrued expenses and other liabilities on the accompanying balance sheets. Future minimum lease commitments relating to the land leases as of December 31, 1998 are as follows (in thousands):

     1999.................................................... $1,781
     2000....................................................  1,783
     2001....................................................  1,800
     2002....................................................  1,819
     2003....................................................  1,818
     Thereafter.............................................. 50,174
                                                             -------
                                                             $59,175
                                                             =======

6.        STOCKHOLDERS' EQUITY

         A Unit and a share of common stock have essentially the same economic characteristics as they effectively share equally in the net income or loss and distributions of the Operating Partnership. Beginning on the second anniversary of the consummation of the Offering, Units may be redeemed for cash or, at the election of the Company, for shares of common stock on a one-for-one basis.

         On February 12, 1997, the Board of Directors of the Company declared a two for one stock split to be effected as a stock dividend distributable on April 15, 1997 to stockholders of record on April 4, 1997.

         On February 18, 1998, the Company sold 791,152 shares of the Company's common stock at $25.44 per share for an aggregate consideration of approximately $20.1 million before deducting offering expenses.

         During April 1998, the Company completed a preferred stock offering and sold 9,200,000 shares (including 1,200,000 shares related to the exercise of the underwriters over allotment option) of 7.625% Series A Convertible Cumulative Preferred Stock at a price of $25.00 per share for an aggregate consideration of $230 million before deducting offering expenses. The preferred stock is convertible to the Company's common stock at a conversion rate of .8769 shares of common stock for each share of preferred stock. As of December 31, 1998, 8,000 shares of the preferred stock were converted into the Company's common stock.

         On April 29, 1998, the Company completed a common stock offering and sold 1,093,744 common shares at a price of $24.38 per share for an aggregate consideration of approximately $26.7 million before deducting offering expenses.

         The Company has established the 1995, 1996, 1997 and 1998 Employee Stock Option Plans (the "Plans") for the purpose of attracting and retaining executive officers, directors and other key employees. As of December 31, 1998, 1,500,000, 400,000, 3,000,000 and 3,000,000 of the Company's authorized shares have been reserved for issuance under the 1995, 1996, 1997 and 1998 plans, respectively.

         The following table sets forth the outstanding options and their corresponding exercise price per share:

                                                          Exercise Price Range
                                             Options      --------------------
                                            Granted(1)     From (1)   To(1)
                                            ---------      --------   ------

     1995 Employee Stock Option Plan .....  1,483,538      $12.04     $24.79

     1996 Employee Stock Option Plan .....     71,300      $19.67     $22.67

     1997 Employee Stock Option Plan .....  2,485,965      $22.67     $27.04

     1998 Employee Stock Option Plan .....    999,167      $21.88     $25.67
                                            ---------      ------     ------
         Total ......................       5,039,970
                                            =========

     ---------
     (1)      Prices through December 31, 1996 are split adjusted.

         Options granted to new employees vest in three equal installments on the first, second and third anniversaries of the date of the grant. Options granted to existing employees are generally exercisable on the date of the grant.

         In addition, the independent directors of the Company have been granted options to purchase 117,000 shares pursuant to the 1995 Employee Stock Option Plan at exercise prices ranging from $12.04 to $24.79 per share and options to purchase 3,000 shares pursuant to the 1997 Employee Stock Option Plan at an exercise price of $25.23 per share. The options granted to the independent directors were exercisable on the date of the grant.

         The Company has made loans to certain executive officers to purchase 310,834 shares of common stock at market prices ranging from $22.50 per share to $27.13 per share. The loans bear interest at the mid-term Applicable Federal Rate and are secured by the shares purchased. Such loans including accrued interest will be forgiven each year on the annual anniversary of the grant date based upon a ten year amortization period with a balloon payment due on the fifth anniversary. As of December 31, 1998, the loan balances aggregated approximately $7,075,000 and have been included as a reduction of additional paid in capital on the accompanying consolidated balance sheets.

         During 1998 and 1997, 74,837 and 126,429, respectively of employee options were exercised resulting in proceeds to the Company of approximately $1,107,000 and $1,888,000, respectively.

         Pro forma information regarding net income and earnings per share is required by FAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of FAS No. 123. The fair  value  for  these  options  was  estimated  at the date of  grant  using a
Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1997 and 1996; respectively: risk-free interest rate of 5%; dividend yields of 6.6%, 4.7% and 7.6%; volatility factors of the expected market price of the Company's common stock of .167, and a weighted-average expected life of the option of five years.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows for the years ended December 31:

                                          1998           1997          1996
                                       ---------     -----------    ----------
Pro forma net income (in
   thousands) .......................  $   32,846    $    34,287    $   17,431
                                       ==========    ===========    ==========
Basic pro forma earnings per
     share ..........................  $      .83    $      1.05    $      .88
                                       ==========    ===========    ==========
Diluted pro forma earnings per
     share ..........................  $      .82    $      1.03    $      .86
                                       ==========    ===========    ==========

         A  summary  of  the  Company's  stock  option  activity,   and  related
information follows:

                                                               Weighted-Average
                                                  Options      Exercise Price(1)
                                                  -------      -----------------

      Outstanding - December 31, 1995 .........   864,060         $   12.23
          Granted .............................   621,478         $   16.94
          Exercised ...........................   (27,954)        $   12.39
          Forfeited ...........................   (36,370)        $   12.77
                                                ---------
      Outstanding - December 31, 1996 ......... 1,421,214         $   14.28
          Granted ............................. 1,123,300         $   26.67
          Exercised ...........................  (126,429)        $   14.94
          Forfeited ...........................   (10,319)        $   16.33
                                                ---------
      Outstanding- December 31, 1997 .......... 2,407,766         $   20.16
          Granted ............................. 2,431,132         $   24.03
          Exercised ...........................   (74,837)        $   14.76
          Forfeited ...........................   (30,417)        $   25.44
                                                ---------
      Outstanding - December 31, 1998 ......... 4,733,644         $   22.22
                                                =========
----------
(1)        Prices through December 31, 1996 are split adjusted

         The weighted average fair value of options granted for the years ended December 31, 1996, 1997 and 1998 was $.86, $1.47 and $2.06, respectively. In addition, there were 403,564 options at a weighted average per share exercise price of $13.95, 1,758,534 options at a weighted average per share exercise price of $20.16 and 4,527,144 options at a weighted average per share exercise price of $22.22 exercisable at December 31, 1996, 1997 and 1998, respectively.

         Exercise prices for options outstanding as of December 31, 1998 ranged from $12.04 per share to $27.04 per share. The weighted-average remaining contractual life of those options is approximately 8.56 years.

         The Company made loans to certain senior officers to purchase units at market prices ranging from $12.13 per unit to $21.94 per unit. The loans bear interest at rates ranging between 8% to 8.5% and are secured by the units purchased. Approximately $436 thousand of such loans will be forgiven ratably at each anniversary of employment over a three to four year period and approximately $176,000 of such loans is due and payable with accrued interest on January 9, 2002. The loan balances of approximately $248,000 and $362,000 at December 31, 1998 and 1997, respectively have been included as a reduction of additional paid in capital on the accompanying consolidated balance sheets.

         The following is the Company's reconciliation of the numerators and denominators of the basic and diluted net income per weighted average common share computations and other related disclosures required by FAS Statement 128 (in thousands except share amounts).

         The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31 (in thousands except for earnings per share data):

                                                    1998           1997          1996
                                                ------------    ----------    ----------
Numerator:

   Income before extraordinary items and
        dividends to preferred shareholders ... $     52,056    $   36,866    $   18,422
   Preferred stock dividends ..................      (12,491)         --            --
                                                  ----------    ----------    ----------
   Numerator for basic an diluted earnings
        per share ............................. $     39,565    $   36,866    $   18,422
                                                  ==========    ==========    ==========

Denominator:
   Denominator for basic earnings per share -
       weighted-average shares ................       39,473        32,727        19,928

   Effect of dilutive securities:
        Employee stock options ................          537           533           262
                                                  ----------    ----------    ----------

   Denominator for diluted earnings per share -
        adjusted weighted-average shares and
        assumed conversions ...................       40,010        33,260        20,190
                                                  ==========    ==========    ==========

Basic earnings per common share:
   Income before extraordinary items ..........   $     1.00    $     1.13    $      .92
   Extraordinary items ........................         (.04)         (.07)         (.04)
                                                  ----------    ----------    ----------
   Net income per common share ................   $      .96    $     1.06    $      .88
                                                  ==========    ==========    ==========
Diluted earnings per common share:
   Income before extraordinary items ..........   $      .99    $     1.11    $      .91
   Extraordinary items ........................         (.04)         (.07)         (.04)
                                                  ----------    ----------    ----------
   Diluted net income per common share ........   $      .95    $     1.04    $      .87
                                                  ==========    ==========    ==========

7.       RELATED PARTY TRANSACTIONS

         The Company, through its subsidiaries and affiliates, provides management, leasing and other tenant related services to the Properties. Certain executive officers of the Company have continuing ownership interests in the unconsolidated service companies.

         In connection with the IPO, the Company was granted options, exercisable over a 10 year period to acquire six properties owned by the Reckson Group, the predecessor to the Company, (the "Predecessor") (the "Reckson Option Properties") and four properties in which the Predecessor owns a non-controlling minority interest (the "Other Option Properties" and, together with the Reckson Option Properties, the "Option Properties") at a purchase price equal to the lesser of (i) a fixed purchase price and (ii) the Net Operating Income, as defined, attributable to such Option Property during the 12 month period preceding the exercise of the option divided by a capitalization rate of 11.5%, but the purchase price shall in no case be less than the outstanding balance of the mortgage debt encumbering the Option Property on the acquisition date.

         As of December 31, 1998, the Company acquired four of the Reckson Option Properties for an aggregate purchase price of approximately $35 million. In connection with the purchase of such Option Properties the Company issued 475,032 Units at prices ranging from $16.38 per unit to $21.00 per unit (split adjusted) as partial consideration in the transactions. Such Units were issued to certain members of management and entities whose partners included members of management. Additionally, during 1998, one of the Other Option Properties was sold by the Predecessor to a third party.

         The Company made construction loan advances to fund certain redevelopment and leasing costs relating to one of the Other Option Properties. At December 31, 1997 advances due to the Company were approximately $4,200,000. Such amount beared interest at the rate of 11% per annum and was due on demand. In January 1998, the outstanding advance including accrued and unpaid interest was repaid in full.

         The Operating Partnership and RSI have entered into an intercompany agreement (the "Reckson Intercompany Agreement") to formalize their relationship and to limit conflicts of interest. Under the Reckson Intercompany Agreement, RSI granted the Operating Partnership a right of first opportunity to make any REIT -qualified investment that becomes available to RSI. In addition, if a REIT-qualified investment opportunity becomes available to an affiliate of RSI, including RSVP, the Reckson Intercompany Agreement requires such affiliate to allow the Operating Partnership to participate in such opportunity to the extent of RSI's interest.

         Under the Reckson Intercompany Agreement, the Operating Partnership granted RSI a right of first opportunity to provide commercial services to the Operating Partnership and its tenants. RSI will provide services to the Operating Partnership at rates and on terms as attractive as either the best available for comparable services in the market or those offered by RSI to third parties. In addition, the Operating Partnership will give RSI access to its tenants with respect to commercial services that may be provided to such tenants and, under the Reckson Intercompany Agreement, subject to certain conditions, the Operating Partnership granted RSI a right of first refusal to become the lessee of any real property acquired by the Operating Partnership if the Operating Partnership determines that, consistent with Reckson's status as a REIT, it is required to enter into a "master" lease agreement.

         On August 27, 1998 the Company announced the formation of a joint venture with RSVP and the Dominion Group, an Oklahoma-based, privately-owned group of companies that focuses on the development, acquisition and ownership of government occupied office buildings and correctional facilities. The new venture, Dominion Properties LLC (the "Dominion Venture"), is owned by Dominion Venture Group LLC, and by a subsidiary of the Company. The Dominion Venture will engage primarily in acquiring, developing and/or owning government-occupied office buildings and privately operated correctional facilities. Under the Dominion Venture's operating agreement, RSVP is to invest up to $100 million, some of which may be invested by the Company ( the "RSVP Capital"). The initial contribution of RSVP Capital was approximately $39 million of which approximately $10.1 million was invested by a subsidiary of the Company. The Company's subsidiary funded its capital contribution through the RSVP Commitment. In addition, the Company advanced approximately $2.9 million to RSI through the RSVP Commitment for an investment in RSVP which was then invested on a joint venture basis with the Dominion Group in certain service business activities related to the real estate activities. As of December 31, 1998, the Dominion Venture had investments in 11 government office buildings and two correctional facilities.

         During 1998, the Company made investments in and advances to RMG of approximately $29.5 million. Such investments and advances were used by RMG in connection with RMG's acquisition of an approximate 64% ownership interest in an executive office suite business. Concurrently with RMG's investment, RSI received an option to purchase RMG's interest at cost plus 8%. RMG is owned 97% by the Company and 3% by an entity owned by certain officers of the Company. On November 9, 1998, RSI exercised its option and, as a result RMG earned income during the period of ownership of approximately $707,000. In addition, RSI assumed the outstanding debt plus accrued interest owing to the Company.

8.       COMMERCIAL REAL ESTATE INVESTMENTS

         During 1997, the Company acquired five office properties encompassing approximately 881,000 square feet and 15 industrial properties encompassing approximately 968,000 square feet on Long Island for an aggregate purchase price of approximately $131 million.

         During 1997, the Company acquired eight office properties encompassing approximately 830,000 square feet and three industrial properties encompassing approximately 163,000 square feet in Westchester for an aggregate purchase price of approximately $117 million. In addition, the Company acquired approximately 32 acres of land located in Westchester for a purchase price of approximately $8 million.

         During 1997, the Company acquired one industrial property encompassing approximately 452,000 square feet in Connecticut for a purchase price of approximately $27 million.

         During 1997, the Company acquired 13 office properties encompassing approximately 1.5 million square feet and one industrial property encompassing approximately 128,000 square feet in New Jersey for an aggregate purchase price of approximately $156 million. In addition, the Company acquired approximately 303 acres of land located in New Jersey for an aggregate purchase price of approximately $16.2 million.

         In October 1997, the Company sold 671 Old Willets Path in Hauppauge, New York for approximately $725,000 and recorded a gain on the sale of $672,000.

         On January 6, 1998, the Company made an initial investment in the Morris Companies, a New Jersey developer and owner of "Big Box" warehouse facilities. The Morris Companies properties include 23 industrial buildings encompassing approximately 4.0 million square feet. In connection with the transaction the Morris Companies contributed 100% of their interests in certain industrial properties to Reckson Morris Operating Partnership, L.P. ("RMI") in exchange for operating partnership units in RMI. The Company has agreed to invest up to $150 million in the Morris Companies. As of December 31, 1998, the Company has invested approximately $93.8 million for an approximate 71.8% controlling interest in RMI.

          During  1998,   the  Company   acquired   three   office   properties
encompassing approximately 674,000 square feet, two industrial properties encompassing approximately 200,000 square feet and approximately 79.9 acres of vacant land which allows for approximately 816,000 square feet of future development opportunities on Long Island for an aggregate purchase price of approximately $82.8 million.

          During 1998, the Company acquired four office properties encompassing approximately 522,000 square feet, six industrial properties encompassing approximately 985,000 square feet and approximately 112.2 acres of vacant land which allows for approximately 815,000 square feet of future development opportunities in New Jersey for an aggregate purchase price of approximately $138.1 million.

         During 1998, the Company acquired Stamford Towers located in Stamford, Connecticut for approximately $61.3 million. Stamford Towers is a Class A office complex consisting of two eleven story towers totaling approximately 325,000 square feet.

         During 1998, the Company acquired a portfolio of six office properties encompassing approximately 980,000 square feet in Westchester County, New York from Cappelli Enterprises and affiliated entities ("Cappelli") for a purchase price of approximately $173 million. The Cappelli acquisition includes a five building, 850,000 square foot Class A office park in Valhalla and Court House Square, a 130,000 square foot Class A office building located in White Plains. The Company also obtained from Cappelli the remaining 50% interest in 360 Hamilton Avenue, a 365,000 square foot vacant office tower in downtown White Plains for $10 million plus the return of his capital contributions of approximately $1.5 million. In addition, the Company received an option from Cappelli to acquire the remaining development parcels within the Valhalla office park on which up to 875,000 square feet of office space can be developed. These acquisitions were financed in part through proceeds from a draw under the credit facilities, the issuance of 42,518 (approximately $42.5 million) preferred operating partnership units (the "Cappelli Preferred Units"), and the assumption of approximately $47.1 million of mortgage debt. Additionally, during 1998, the Company issued and advanced to Cappelli $19 million under two liquidity loans (the "Cappelli Liquidity Loans"). The Cappelli Liquidity Loans bear interest at rates ranging from 10% to 10.5% per annum and are secured by Cappelli's right, title and interest in the Cappelli Preferred Units. Such amounts have been included in investments in mortgage notes and notes receivable on the accompanying balance sheet. On February 3, 1999, the Company made an additional $5 million advance under the Cappelli Liquidity Loans.

         In July 1998, the Company formed a joint venture, Metropolitan Partners LLC, a Delaware limited liability company ("Metropolitan"), with Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"). Pursuant to a merger agreement executed on July 9, 1998 and amended and restated on August 11, 1998 (the "Initial Merger Agreement") between Metropolitan, the Company, Crescent and Tower Realty Trust Inc., a Maryland corporation ("Tower"), Metropolitan agreed, subject to the terms and conditions of the Merger Agreement, to purchase the common stock of Tower.

         Prior to the execution of the Initial Merger Agreement, Metropolitan identified certain potential tax issues regarding Tower's operations. Metropolitan entered into the Initial Merger Agreement only after Tower made detailed representations and warranties purporting to address these issues. In the course of due diligence, however, Metropolitan, the Company and Crescent discovered that these representations and warranties may not be correct and discussed these concerns with Tower, specifically advising Tower that they were not terminating the Initial Merger Agreement at that time. Metropolitan, the Company and Crescent invited Tower to respond to these concerns. However, on November 2, 1998, Tower filed a complaint in the Supreme Court of the State of New York alleging Metropolitan, the Company and Crescent willfully breached the Initial Merger Agreement. Tower, in the complaint, was seeking declaratory and other relief, including damages of not less than $75 million and specific performance by Metropolitan, the Company and Crescent of their obligations under the Initial Merger Agreement.

         On December 8, 1998,the Company, Metropolitan and Tower executed a revised merger agreement (the "Revised Merger Agreement"), pursuant to which Tower will be merged (the "Merger") into Metropolitan, with Metropolitan surviving the Merger. Concurrently with the Merger, Tower Realty Operating Partnership, L.P. ("Tower OP") will be merged with and into a subsidiary of Metropolitan. The consideration to be issued in the mergers will be comprised of
(i) 25% cash and (ii) 75% of shares of Class B Exchangeable Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"), or in certain circumstances described below, shares of Class B Common Stock and unsecured notes of the Operating Partnership. The Company controls Metropolitan and owns 100% of the common equity; Crescent owns a preferred equity investment in Metropolitan. The Revised Merger Agreement replaces the Initial Merger Agreement (which at that time was a 50/50 joint venture between the Company and Crescent) relating to the acquisition by Metropolitan of Tower for $24 per share.

         Pursuant to the terms of the Revised Merger Agreement, holders of shares of outstanding common stock of Tower ("Tower Common Stock"), and outstanding units of limited partnership interest of Tower OP will have the option to elect to receive cash or shares of Class B Common Stock, subject to proration. Under the terms of the transaction, Metropolitan will effectively pay for each share of Tower Common Stock and each unit of limited partnership interest of Tower OP the sum of (i) $5.75 in cash, and (ii) 0.6273 of a share of Class B Common Stock. The shares of Class B Common Stock are entitled to receive an initial annual dividend of $2.24 per share and is subject to adjustment annually. The shares of Class B Common Stock are exchangeable at any time, at the option of the holder, into an equal number of shares of common stock, par value $.01 per share, of the Company subject to customary antidilution adjustments. The Company, at its option, may redeem any or all of the Class B Common Stock in exchange for an equal number of shares of the Company's common stock at any time following the four year, six-month anniversary of the issuance of the Class B Common Stock. The Company's Board of Directors have recommended to the Company's stockholders the approval of a proposal to issue a number of shares of Class B Common Stock equal to 75% of the sum of (i) the number of outstanding shares of the Tower Common Stock and (ii) the number of Tower OP limited partnership units, in each case, at the effective time of the mergers. If the stockholders of the Company do not approve the issuance of the Class B Common Stock as proposed, the Revised Merger Agreement provides that approximately one-third of the consideration that was to be paid in the form of Class B Common Stock will be replaced by senior unsecured notes of the Operating Partnership, which notes will bear interest at the rate of 7% per annum and have a term of ten years. In addition, if the stockholders of the Company do not approve the issuance of Class B Common Stock as proposed and the Board of Directors of the Company withdraws or amends or modifies in any material respect its recommendation for, approval of such proposal, then the total principal amount of notes to be issued and distributed in the Merger will be increased by $15 million.

         Simultaneously with the execution of the Revised Merger Agreement, Metropolitan and Tower executed and consummated a stock purchase agreement (the "Series A Stock Purchase Agreement") pursuant to which Metropolitan purchased from Tower approximately 2.2 million shares of Series A Convertible Preferred Stock, par value $.01 per share, of Tower (the "Tower Preferred Stock"), for an aggregate purchase price of $40 million, $30 million of which was funded through a capital contribution by the Company to Metropolitan and which is included in prepaid expenses and other assets on the accompanying balance sheet. The Tower Preferred Stock has a stated value of $18.44 per share and is convertible by Metropolitan into an equal number of shares of Tower Common Stock at anytime after the termination, if any, of the Revised Merger Agreement, subject to customary antidilution adjustments. The Tower Preferred Stock is entitled to receive dividends equivalent to those paid on the Tower Common Stock. If the Revised Merger Agreement is not consummated and a court of competent jurisdiction issues a final, non-appealable judgment determining that the Company and Metropolitan are obligated to consummate the Merger but have failed to do so, or determining that the Company and Metropolitan failed to use their reasonable best efforts to take all actions necessary to cause certain closing conditions to be satisfied, Metropolitan is obligated to return to Tower $30 million of the Series A Preferred Stock.

         Immediately prior to the execution of the Revised Merger Agreement and consummation of the Series A Stock Purchase Agreement, the Company and Crescent executed the amended and restated operating agreement of Metropolitan (the "Metropolitan Operating Agreement") pursuant to which Crescent agreed to purchase a convertible preferred membership interest (the "Preferred Interest") in Metropolitan for an aggregate purchase price of $85 million. Ten million dollars of the purchase price was paid by Crescent to Metropolitan upon execution of the Metropolitan Operating Agreement to acquire the Tower Preferred Stock and the remaining portion is payable prior to the closing of the Merger and is expected to be used to fund a portion of the cash merger consideration. Upon closing of the Merger, Crescent's investment will accrue distributions at a rate of 7.5% per annum for a two-year period and may be redeemed by Metropolitan at any time during that period for $85 million, plus an amount sufficient to provide a 9.5% internal rate of return. If Metropolitan does not redeem the preferred interest, upon the expiration of the two-year period, Crescent must convert its interest into either (i) a common membership interest in Metropolitan or (ii) shares of the Company's common stock at a conversion price of $24.61.

         In connection with the revised transaction, Tower, the Company and Crescent have exchanged mutual releases for any claims relating to the Initial Merger Agreement.

          The Company anticipates that it will dispose of the assets in the Tower portfolio located outside of New York. In addition, the Company is also considering the disposition of certain of the Tower properties located in New York.

         In addition, the Company has invested approximately $61.3 million in certain mortgage indebtedness encumbering four Class A office buildings located on Long Island encompassing approximately 577,000 square feet, a 825,000 square foot industrial building located in New Jersey and a 400 acre parcel of land located in New Jersey. In addition, the Company has loaned approximately $17 million to its minority partner in Omni, its flagship Long Island office property, and effectively increased its economic interest in the property owning partnership.

9.       FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following disclosures of estimated fair value at December 31, 1998 were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

         Cash equivalents and variable rate debt are carried at amounts which reasonably approximate their fair values.

         Mortgage notes payable have an estimated aggregate fair value which approximates its carrying value. Estimated fair value is based on interest rates currently available to the Company for issuance of debt with similar terms and remaining maturities.

10.      RENTAL INCOME

         The Properties are being leased to tenants under operating leases. The minimum rental amount due under certain leases are generally either subject to scheduled fixed increases or indexed escalations. In addition, the leases generally also require that the tenants reimburse the Company for increases in certain operating costs and real estate taxes above base year costs.

         Included in base rents and tenant escalations and reimbursements in the accompanying statements of operations are amounts from Reckson Executive Centers, LLC, a service business of the Company through March 31, 1998 and, a related party as follows (in thousands):

                                                                     TENANT
                                                                 ESCALATIONS AND
     FOR THE PERIODS                              BASE RENTS     REIMBURSEMENTS
     ---------------                              ----------     ---------------
     January 1 through March 31, 1998............  $     597        $    149
     Year ended December 31, 1997................  $   2,154        $    441
     Year ended December 31, 1996................  $   1,898        $    417



         Expected future minimum rents to be received over the next five years and thereafter from leases in effect at December 31, 1998 are as follows (in thousands):

          1999.................................. $     241,071
          2000..................................       222,112
          2001..................................       187,503
          2002..................................       165,730
          2003..................................       135,441
          Thereafter............................       386,953
                                                 -------------
                                                 $   1,338,810
                                                 =============

11.   SEGMENT DISCLOSURE

      The Company owns all of the interests in its real estate properties by or through the Operating Partnership. The Company's portfolio consists of Class A suburban office and industrial properties located in the Tri-State Area of Long Island, Westchester, Southern Connecticut and New Jersey. In addition, with the acquisition and merger transaction with Tower, the Company has entered the Manhattan office market. Additionally, the Company's portfolio includes 23 industrial properties owned by RMI. Each of the divisions has a managing director who reports directly to the Chief Operating Officer and Chief Financial Officer who have been identified as the Chief Operating Decision Makers ("CODM") because of their final authority over resource allocation, decisions and performance assessment.

      The CODM evaluates the operating performance of these divisions based on geographic area. In addition, as the Company expects to meet its short term liquidity requirements in part through the Credit Facility and Term Loan, interest incurred on borrowings under the Credit Facility and Term Loan is not considered as part of property operating performance. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

      The following table sets forth the components of the Company's revenues and expenses and other related disclosures as required by FAS Statement 131 for the year ended December 31, 1998 (in thousands):

                                                                           Southern                                    Consolidated
                     Long Island     Westchester          New Jersey      Connecticut         RMI            Other          Totals
                   ---------------  --------------   -----------------   --------------  -------------   -------------  -----------

REVENUES:

  Base rents......       $   102,421  $     51,983       $     35,425     $     22,134     $   12,740     $      ---    $   224,703
  Tenant escalations and
    reimbursements......      10,721         7,433              3,746            3,242          2,397            205         27,744
  Equity in earnings of
    service companies           ---           ---                 ---              ---           ---           1,233          1,233
  Equity in earnings of
    real estate joint
    ventures............        ---           ---                 ---              ---           ---             603            603
  Interest income on
    mortgage notes and
    notes receivable....        ---           ---                 ---              ---           ---           7,739          7,739
  Investment and other
    income..............         407           15                  29                9           ---           3,891          4,351
                        ---------------  --------------   -----------------   --------------  -------------   -------------  -------

Total Revenues..........     113,549       59,431              39,200           25,385        15,137          13,671        266,373
                        ---------------  --------------   -----------------   --------------  -------------   ------------- -------

EXPENSES:

  Property operating
   expenses............       20,774       13,476               5,245            5,932           392           2,100         47,919
  Real estate taxes....       20,400        7,379               4,442            1,125         2,195             ---         35,541
  Ground rents.........        1,681            1                  34             ---            ---              45          1,761
  Marketing, general and
   administrative              6,835        1,530               1,820            1,514           456           3,764         15,919
  Interest.............        9,281        3,421                  15            3,934         1,101          30,043         47,795
  Depreciation and
   amortization........       20,930       10,810               7,536            4,425         3,491           5,765         52,957
                        ---------------  --------------   -----------------   --------------  -------------   -------------  -------

Total Expenses.........       79,901       36,617              19,092           16,930         7,635          41,717        201,892
                        ---------------  --------------   -----------------   --------------  -------------   ------------- --------

  Income before preferred
   dividends and
   distributions, minority
   interests' and
   extraordinary items.. $    33,648  $    22,814        $    20,108      $      8,455     $   7,502      $  (28,046)   $    64,481
                        ==============  =========        ===========      ============     =========      ===========   ===========

Total Assets............ $   518,648  $   405,836        $   170,623      $    329,365     $ 156,430      $  273,914    $ 1,854,816
                       ===============  =========        ===========      ============  =============   =============  ============

12.      NON-CASH INVESTING AND FINANCING ACTIVITIES

         Additional supplemental disclosures of non-cash investing and financing activities are as follows (in thousands):

(1) In January 1997, the Company acquired one of the Reckson Option Properties as follows:

              Mortgage assumed................                   $4,667
              Issuance of 203,804 Units (split adjusted)          4,280
              Cash paid.......................                       61
                                                                 ------
              Total purchase price............                   $9,008
                                                                 ======

(2) In November 1997, the Company acquired a 181,000 square foot industrial building located in Hauppauge, New York as follows:

              Mortgage assumed and repaid.....                   $3,037
              Issuance of 62,905 Units........                    1,578
              Cash paid.......................                       10
                                                                 ------
              Total purchase price............                   $4,625
                                                                 ======

(3) In December 1997, the Company purchased a 92,000 square foot industrial building located in Elmsford, New York as follows:

              Issuance of 183,469 Units.......                   $4,700
                                                                 ======


         On January 2, 1998, the Company issued an additional 18,752 Units in connection with the acquisition of a 92,000 square foot industrial building located in Elmsford, New York for an additional non cash investment of approximately $.48 million.

         On January 6, 1998, the Company acquired an office property located in Uniondale, New York which included the issuance of 513,259 units for a total non cash investment of $12 million.

         On April 21, 1998, in connection with the acquisition of the Cappelli portfolio, the Company assumed approximately $45.1 million of indebtedness, issued 25,000 Series B preferred units and 11,518 Series C preferred units with a combined stated value of approximately $36.5 million for a total non cash investment of approximately $81.6 million. Additionally, during April 1998, in connection with the acquisition of 155 Passaic Avenue in Fairfield, New Jersey, the Company issued 1,979 Units for a total non cash investment of approximately $50,000.

         On June 11, 1998, the Operating Partnership distributed its 95% common stock interest in RSI of approximately $3 million to its owners, including the Company which, in turn, distributed the common stock of RSI to its shareholders.

         On July 2, 1998, in connection with the acquisition of 360 Hamilton Avenue located in White Plains, New York, the Operating Partnership assumed approximately $2 million of indebtedness and issued 6,000 Series D preferred units for a total non cash investment of approximately $8.0 million.

         On August 13, 1998, in connection with the acquisition of two office properties located in Parsippany, New Jersey, the Operating Partnership issued 50,072 Units for a total non cash investment of approximately $1.2 million

         During 1998, in connection with the Company's investment in the Morris Companies, the Company assumed approximately $23 million of indebtedness ($16.9 million net of minority partners interest). In addition, the Morris Companies contributed net assets of approximately $36 million to the Company in exchange for an approximate 28.2% minority partners interest in RMI.

13.      COMMITMENTS AND OTHER COMMENTS

         The Company entered into employment agreements with its chairman and five executive officers. The agreements are for five years and expire on May 31, 2003.

         The Company  sponsors a defined  contribution  savings plan pursuant to section 401(k) of the Internal Revenue Code. Under such plan, there are no prior service costs. All employees are eligible to participate in the plan after six months of service. Employer contributions are based on a discretionary amount determined by the Company's management. During 1998 and 1997, the Company made no contributions.

         The Company had outstanding undrawn letters of credit against its credit facilities of approximately $26.1 million and $4 million at December 31, 1998 and 1997, respectively.

14.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following summary represents the Company's results of operations for each quarter during 1998 and 1997 (in thousands, except share amounts):

                                                                                  1998
                                             ------------------------------------------------------------------------------
                                                First Quarter     Second Quarter      Third Quarter      Fourth Quarter
                                             -----------------    --------------      -------------      ------------------
Total revenues..............................  $      55,063       $       66,319      $      71,600      $       73,391
                                             =================    ==============      =============      ==================
Income before preferred dividends and
   distributions, minority interests' and
   extraordinary items......................  $      12,097       $       17,524      $      17,143      $       17,717
Preferred dividends and distributions.......            --               (4,168)             (5,034)             (5,042)
Minority interests'.........................         (2,524)             (3,445)             (1,874)             (2,829)
Extraordinary (loss)........................            ---                 ---              (1,670)               ---
                                              ------------------  --------------      --------------     ------------------

Net income available to common
   shareholders.............................  $       9,573       $       9,911       $       8,565      $       9,846
                                              ==================  ==============      ==============     ==================

Basic net income per weighted
average common share:
Income before extraordinary items...........  $         .25       $         .25       $         .25      $         .25
Extraordinary (loss)........................            ---                 ---                (.04)               ---
                                              ------------------  --------------      --------------     ------------------
Net income..................................  $         .25       $         .25       $         .21      $         .25
                                              ==================  ==============      ==============     ==================

Weighted average common shares
   outstanding..............................     38,182,577          39,636,815          40,011,627         40,034,781
                                              ==================  ==============      ==============     ==================

Diluted net income per common share
  (Notes 1 and 6):
Income before extraordinary items...........  $         .25       $         .25       $         .25      $         .24
Extraordinary items.........................            ---                 ---                (.04)               ---
                                              ------------------  --------------      --------------     ------------------

Diluted net income per common share.........  $         .25       $         .25       $         .21      $         .24
                                              ==================  ==============      ==============     ==================

Diluted weighted average common
   shares outstanding.......................     38,767,454          40,178,083          40,533,540         40,533,023
                                              ==================  ==============      ==============     ==================


                                                                                  1997
                                             ------------------------------------------------------------------------------
                                             First Quarter      Second Quarter      Third Quarter      Fourth Quarter
                                             ----------------   ----------------    --------------     --------------------

Total revenues............................    $31,692           $36,194             $40,342            $45,167
                                             ================   ================    ==============     ====================

Income before minority interests' and
   extraordinary items....................    $ 8,805           $11,990             $11,470            $13,225
Minority interests'.......................     (2,021)           (2,194)             (2,061)            (2,348)
Extraordinary (loss)......................       ---             (1,962)               (268)              ---
                                             ----------------   ----------------    --------------     --------------------
Net income................................    $ 6,784            $7,834              $9,141            $10,877
                                             ================   ================    ==============     ====================

Basic net income per weighted
  average common share:
Income before extraordinary item..........    $   .26              $.29               $.27             $   .31
Extraordinary loss........................        ---              (.06)              (.01)                ---
                                             ----------------   ----------------    --------------     --------------------

Net income................................    $   .26              $.23               $.26             $   .31
                                             ================   ================    ==============     ====================

Weighted average common shares
   outstanding............................ 26,569,162        34,298,137         34,477,050          35,445,213
                                           ================  ================   ==============      ====================

Diluted net income per common
  share (Notes 1 and 6):
Income before extraordinary items...........  $   .25              $.28               $.27             $  .30
Extraordinary items.........................      ---              (.06)              (.01)               ---
                                             ----------------   ----------------    --------------     --------------------

Diluted net income per common share.........  $   .25              $.22               $.26              $.30
                                           ================  ================   ==============      ====================

Diluted weighted average common
   shares outstanding..................... 27,056,018        34,801,582         35,030,464         36,032,319
                                           =============    ==============      ==============     ==============



15.  PRO FORMA RESULTS (UNAUDITED)

         The following unaudited pro forma operating results of the Company for the year ended December 31, 1998 have been prepared as if the property acquisitions made during 1998 had occurred on January 1, 1998. Unaudited pro forma financial information is presented for informational purposes only and may not be indicative of what the actual results of operations of the Company would have been had the events occurred as of January 1, 1998, nor does it purport to represent the results of operations for future periods (in thousands):


     Revenues.........................................     $    284,704
                                                           ============
     Income before extraordinary items and
        dividends to preferred shareholders...........     $     61,290
                                                           ============
     Net Income.......................................     $     47,128
                                                           ============
     Net Income per common share......................     $       1.19
                                                           ============

                         RECKSON ASSOCIATES REALTY CORP.
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1998
                                 (IN THOUSANDS)


            COLUMN A              COLUMN B              COLUMN C                   COLUMN D
            --------              --------              --------                   --------

                                                                               COST CAPITALIZED
                                                                                SUBSEQUENT TO
                                                      INITIAL COST               ACQUISITION
                                                      ------------               -----------

                                                          BUILDINGS AND              BUILDINGS AND
           DESCRIPTION              ENCUMBRANCE   LAND     IMPROVEMENTS     LAND     IMPROVEMENTS
           -----------              -----------   ----     ------------     ----     ------------
Vanderbilt Industrial
   Park, Hauppauge,
   New York 27 buildings in
   an industrial park)......                  B   $1,940           $9,955      --_            $9,858

 Airport International
   Plaza, Islip, New York
   (17 buildings in an
   industrial park).........           2,616(C)    1,263           13,608      --_            10,133

 County Line Industrial
   Center, Huntington,
   New York (3 buildings in
   an industrial park)......                  B      628            3,686      --_             2,638

 32 Windsor Place, Islip,
   New York.................                  B       32              321      --_                46

 42 Windsor Place, Islip,
   New York.................                  B       48              327      --_               542

 505 Walt Whitman Rd.,
   Huntington, New York.....                  B      140               42      --_                59

 1170 Northern Blvd., N.
   Great Neck, New York.....                  B       30               99      --_                31

 50 Charles Lindbergh
   Blvd., Mitchel Field,
   New York.................             15,479        A           12,089      --_             4,179

 200 Broadhollow Road,
   Melville New York........              6,621      338            3,354      --_             2,994

 48 South Service Road,
   Melville, New York.......                  B    1,652           10,245      --_             3,760

 395 North Service Road,
   Melville, New York.......             21,375        A           15,551      --_             6,616

 6800 Jericho Turnpike,
   Syosset, New York........             15,001      582            6,566      --_             7,238

 6900 Jericho Turnpike,
   Syosset, New York........              5,279      385            4,228      --_             2,531

 300 Motor Parkway,
   Hauppauge, New c York....                  B      276            1,136      --_             1,489

 88 Duryea Road, Melville,
   New York.................                  B      200            1,565      --_               669

 210 Blydenburgh Road,
   Islandia, New York.......                  B       11              158      --_               155

 208 Blydenburgh Road,
   Islandia, New York.......                  B       12              192      --_               145

 71 Hoffman Lane, Islandia,
   New York.................                  B       19              260      --_               171

 933 Motor Parkway,
   Hauppauge, New York......                  B      106              375      --_               356




            COLUMN A                       COLUMN E                   COLUMN F         COLUMN G        COLUMN H       COLUMN I
            --------                       --------                   --------         --------        --------       --------

                                     GROSS AMOUNT AT WHICH
                                   CARRIED AT CLOSE OF PERIOD

                                                                                                                   LIFE ON WHICH
                                         BUILDINGS AND              ACCUMULATED         DATE OF         DATE        DEPRECIATION
           DESCRIPTION          LAND     IMPROVEMENTS     TOTAL     DEPRECIATION     CONSTRUCTION      ACQUIRED     IS COMPUTED
           -----------          ----     ------------     -----     ------------     ------------      --------     -----------
Vanderbilt Industrial
   Park, Hauppauge,
   New York (27 buildings                                                                1961-           1961-
   in an industrial park)...    $1,940           $19,813  $21,753          $12,431       1979            1979          10-30 Years

 Airport International
   Plaza, Islip, New York
   (17 buildings in an                                                                   1970-           1970-
   industrial park).........     1,263            23,741   25,004           13,555       1988            1988          10-30 Years

 County Line Industrial
   Center, Huntington,
   New York (3 buildings in                                                              1975-          1975-
   an industrial park)......       628             6,324    6,952            4,029       1979            1979          10-30 Years

 32 Windsor Place, Islip,
   New York.................        32               367      399              315       1971            1971          10-30 Years

 42 Windsor Place, Islip,
   New York.................        48               869      917              666       1972            1972          10-30 Years

 505 Walt Whitman Rd.,
   Huntington, New York.....       140               101      241               70       1950            1968          10-30 Years

 1170 Northern Blvd., N.
   Great Neck, New York.....        30               130      160              121       1947            1962          10-30 Years

 50 Charles Lindbergh
   Blvd., Mitchel Field,
   New York.................         0            16,268   16,268            8,155       1984            1984          10-30 Years

 200 Broadhollow Road,
   Melville New York........       338             6,348    6,686            3,454       1981            1981          10-30 Years

 48 South Service Road,
   Melville, New York.......     1,652            14,005   15,657            6,566       1986            1986          10-30 Years

 395 North Service Road,
   Melville, New York.......         0            22,167   22,167           10,014       1988            1988          10-30 Years

 6800 Jericho Turnpike,
   Syosset, New York........       582            13,804   14,386            7,918       1977            1978          10-30 Years

 6900 Jericho Turnpike,
   Syosset, New York........       385             6,759    7,144            3,261       1982            1982          10-30 Years

 300 Motor Parkway,
   Hauppauge, New c York....       276             2,625    2,901            1,236       1979            1979          10-30 Years

 88 Duryea Road, Melville,
   New York.................       200             2,234    2,434            1,148       1980            1980          10-30 Years

 210 Blydenburgh Road,
   Islandia, New York.......        11               313      324              277       1969            1969          10-30 Years

 208 Blydenburgh Road,
   Islandia, New York.......        12               337      349              318       1969            1969          10-30 Years

 71 Hoffman Lane, Islandia,
   New York.................        19               431      450              379       1970            1970          10-30 Years

 933 Motor Parkway,
   Hauppauge, New York......       106               731      837              540       1973            1973          10-30 Years

                                                                                                      Continued-




            COLUMN A              COLUMN B              COLUMN C                   COLUMN D
            --------              --------              --------                   --------

                                                                               COST CAPITALIZED
                                                                                SUBSEQUENT TO
                                                      INITIAL COST               ACQUISITION
                                                      ------------               -----------

                                                          BUILDINGS AND              BUILDINGS AND
           DESCRIPTION           ENCUMBRANCE      LAND     IMPROVEMENTS     LAND     IMPROVEMENTS
           -----------           -----------      ----     ------------     ----     ------------

 65 and 85 South Service
   Road Plainview, New York.                  B       40              218      ---                10

 333 Earl Ovington Blvd.,
   Mitchel Field, New York
   (Omni)...................             57,162        A           67,221      --_            16,548

 135 Fell Court, Islip,
   New York.................                  B      462            1,265      ---                47

 40 Cragwood Road, South
   Plainfield, New Jersey...                  B      708            7,131      ---             4,772

 110 Marcus Drive,
   Huntington, New York.....                  B      390            1,499      --_                97

 333 East Shore Road, Great
   Neck, New York...........                  B        A              564      --_               176

 310 East Shore Road, Great
   Neck, New York...........              2,322      485            2,009      --_               304

 70 Schmitt Blvd.,
   Farmingdale New York.....                150      727            3,408      --_                24

 19 Nicholas Drive,
   Yaphank, New York........                  B      160            7,399      --_                38

 1516 Motor Parkway,
   Hauppauge, New York......                  B      603            6,722      --_                13

 125 Baylis Road, Melville,
   New York.................                  B    1,601            8,626      --_               814

 35 Pinelawn Road,
   Melville, New York.......                  B      999            7,073      --_             1,937

 520 Broadhollow Road,
   Melville, New York.......                  B      457            5,572      --_             1,424

 1660 Walt Whitman Road,
   Melville,New York........                  B      370            5,072      --_               429

 70 Maxess Road, Melville,
   New York.................                  B      367            1,859       95             2,753

 85 Nicon Court, Hauppauge,
   New York.................                  B      797            2,818      --_                54

 104 Parkway Drive So.,
   Hauppauge, New York......                  B       54              804      ---               130

 20 Melville Park Rd.,
   Melville, New York.......                  B      391            2,650      ---                96

 105 Price Parkway,
   Hauppauge, New York......                  B    2,030            6,327      ---               453

 48 Harbor Park Drive,
   Hauppauge, New York......                  B    1,304            2,247      ---                93

 125 Ricefield Lane,
   Hauppauge, New York......                  B       13              852      ---               330





            COLUMN A                       COLUMN E                   COLUMN F         COLUMN G        COLUMN H       COLUMN I
            --------                       --------                   --------         --------        --------       --------

                                     GROSS AMOUNT AT WHICH
                                  CARRIED AT CLOSE OF PERIOD
                                  --------------------------
                                                                                                                   LIFE ON WHICH

                                         BUILDINGS AND              ACCUMULATED         DATE OF         DATE        DEPRECIATION
           DESCRIPTION          LAND     IMPROVEMENTS     TOTAL     DEPRECIATION     CONSTRUCTION      ACQUIRED     IS COMPUTED
           -----------          ----     ------------     -----     ------------     ------------      --------     -----------
 65 and 85 South Service
   Road Plainview, New York.        40               228      268              223       1961            1961          10-30 Years

 333 Earl Ovington Blvd.,
   Mitchel Field, New York
   (Omni)...................         0            83,769   83,769           15,947       1990            1995          10-30 Years

 135 Fell Court, Islip,
   New York.................       462             1,312    1,774              284       1965            1992          10-30 Years

 40 Cragwood Road, South
   Plainfield, New Jersey...       708            11,903   12,611            6,331       1970            1983          10-30 Years

 110 Marcus Drive,
   Huntington, New York.....       390             1,596    1,986            1,149       1980            1980          10-30 Years

 333 East Shore Road, Great
   Neck, New York...........         0               740      740              473       1976            1976          10-30 Years

 310 East Shore Road, Great
   Neck, New York...........       485             2,313    2,798            1,349       1981            1981          10-30 Years

 70 Schmitt Blvd.,
   Farmingdale New York.....       727             3,432    4,159              382       1965            1995          10-30 Years

 19 Nicholas Drive,
   Yaphank, New York........       160             7,437    7,597              845       1989            1995          10-30 Years

 1516 Motor Parkway,
   Hauppauge, New York......       603             6,735    7,338              785       1981            1995          10-30 Years

 125 Baylis Road, Melville,
   New York.................     1,601             9,440   11,041              980       1980            1995          10-30 Years

 35 Pinelawn Road,
   Melville, New York.......       999             9,010   10,009            1,089       1980            1995          10-30 Years

 520 Broadhollow Road,
   Melville, New York.......       457             6,996    7,453            1,097       1978            1995          10-30 Years

 1660 Walt Whitman Road,
   Melville,New York........       370             5,501    5,871              621       1980            1995          10-30 Years

 70 Maxess Road, Melville,
   New York.................       462             4,612    5,074              385       1967            1995          10-30 Years

 85 Nicon Court, Hauppauge,
   New York.................       797             2,872    3,669              286       1984            1995          10-30 Years

 104 Parkway Drive So.,
   Hauppauge, New York......        54               934      988               89       1985            1996          10-30 Years

 20 Melville Park Rd.,
   Melville, New York.......       391             2,746    3,137              208       1965            1996          10-30 Years

 105 Price Parkway,
   Hauppauge, New York......     2,030             6,780    8,810              603       1969            1996          10-30 Years

 48 Harbor Park Drive,
   Hauppauge, New York......     1,304             2,340    3,644              208       1976            1996          10-30 Years

 125 Ricefield Lane,
   Hauppauge, New York......        13             1,182    1,195              162       1973            1996          10-30 Years

                                                                                                      Continued-





 Column A                          Column B                    COLUMN C                    COLUMN D
 --------                          --------                    --------                    --------

                                                                                       COST CAPITALIZED
                                                                                         SUBSEQUENT TO
                                                             INITIAL COST                 ACQUISITION
                                                             ------------                 -----------

                                                                 BUILDINGS AND               BUILDINGS AND
 Description                          ENCUMBRANCE       LAND      IMPROVEMENTS      LAND      IMPROVEMENTS
 -----------                          -----------       ----      ------------      ----      ------------

 110 Ricefield Lane,
   Hauppauge, New York......                        B       33              1,043      ---                 52

 120 Ricefield Lane,
   Hauppauge, New York......                        B       16              1,051      ---                 30

 135 Ricefield Lane,
   Hauppauge, New York......                        B       24                906      ---                473

 30 Hub Drive, Huntington,
   New York.................                        B      469              1,571      ---                295

 60 Charles Lindbergh,
   Mitchel Field, New York..                        B        A             20,800      ---              1,594

 155 White Plains Rod.,
   Tarrytown, New York......                        B    1,613              2,542      ---                876

 2 Church Street,
   Tarrytown, New York .....                        B      232              1,307      ---                375

 235 Main Street,
   Tarrytown, New York......                        B      955              5,375      ---                760

 245 Main Street,
   Tarrytown, New York......                        B    1,294              7,284      ---                849

 505 White Plains Road,
   Tarrytown, New York......                        B      236              1,332      ---                318

 555 White Plains Road,
   Tarrytown, New York......                        B      712              4,133       51              2,668

 560 White Plains Road,
   Tarrytown, New York......                        B    1,553              8,756      ---              1,795

 580 White Plains Road,
   Tarrytown, New York......                    8,503    2,591             14,595      ---              2,040

 660 White Plains Road,
   Tarrytown, New York......                        B    3,929             22,640       45              2,505

 Landmark Square, Stamford,
   Connecticut..............                   48,579   11,603             64,466      ---             12,176

 110 Bi-County Blvd.,
   Farmingdale, New York....                    4,383    2,342              6,665      ---                123

 RREEF Portfolio,
   Hauppauge, New York (10
   additional buildings in
   Vanderbuilt Industrial
   Park)....................                        B      930             20,619      ---              1,880

 275 Broadhollow Road,
   Melville, New York.......                        B    5,250             11,761      ---                514

 One Eagle Rock, East
   Hanover, New Jersey......                        B      803              7,563      ---              1,580

 710 Bridgeport Avenue,
   Shelton, Connecticut.....                        B    5,405             21,620        7                533

 101 JFK Expressway, Short
   Hills, New Jersey........                        B    7,745             43,889      ---              1,019






            COLUMN A                           COLUMN E                   COLUMN F         COLUMN G        COLUMN H       COLUMN I
            --------                           --------                   --------         --------        --------       --------

                                         GROSS AMOUNT AT WHICH
                                      CARRIED AT CLOSE OF PERIOD


                                                                                                                       LIFE ON WHICH
                                             BUILDINGS AND              ACCUMULATED         DATE OF         DATE        DEPRECIATION
           Description              LAND     IMPROVEMENTS     TOTAL     DEPRECIATION     CONSTRUCTION      ACQUIRED     IS COMPUTED
                                    ----     ------------     -----     ------------     ------------      --------     -----------

 110 Ricefield Lane,
   Hauppauge, New York......            33             1,095    1,128              109       1980            1996       10-30 Years

 120 Ricefield Lane,
   Hauppauge, New York......            16             1,081    1,097               84       1983            1996       10-30 Years

 135 Ricefield Lane,
   Hauppauge, New York......            24             1,379    1,403              200       1981            1996       10-30 Years

 30 Hub Drive, Huntington,
   New York.................           469             1,866    2,335              181       1976            1996       10-30 Years

 60 Charles Lindbergh,
   Mitchel Field, New York..             0            22,394   22,394            2,143       1989            1996       10-30 Years

 155 White Plains Rod.,
   Tarrytown, New York......         1,613             3,418    5,031              258       1963            1996       10-30 Years

 2 Church Street,
   Tarrytown, New York .....           232             1,682    1,914              166       1979            1996       10-30 Years

 235 Main Street,
   Tarrytown, New York......           955             6,135    7,090              612       1974            1996       10-30 Years

 245 Main Street,
   Tarrytown, New York......         1,294             8,133    9,427              836       1983            1996       10-30 Years

 505 White Plains Road,
   Tarrytown, New York......           236             1,650    1,886              183       1974            1996       10-30 Years

 555 White Plains Road,
   Tarrytown, New York......           763             6,801    7,564            1,043       1972            1996       10-30 Years

 560 White Plains Road,
   Tarrytown, New York......         1,553            10,551   12,104            1,494       1980            1996       10-30 Years

 580 White Plains Road,
   Tarrytown, New York......         2,591            16,635   19,226            1,786       1997            1996       10-30 Years

 660 White Plains Road,
   Tarrytown, New York......         3,974            25,145   29,119            2,767       1983            1996       10-30 Years

 Landmark Square, Stamford,
   Connecticut..............        11,603            76,642   88,245            5,438     1973-1984         1996       10-30 Years

 110 Bi-County Blvd.,
   Farmingdale, New York....         2,342             6,788    9,130              477       1984            1997        10-30 Years

 RREEF Portfolio,                      930            22,499    23,429            1,370     1974-1982         1997       10-30 Years
   Hauppauge, New York (10
   additional buildings in
 Vanderbuilt Industrial Park)

 275 Broadhollow Road,
   Melville, New York.......         5,250            12,275   17,525              740       1970            1997      10-30 Years

 One Eagle Rock, East
   Hanover, New Jersey......           803             9,143    9,946              566       1986            1997      10-30 Years

 710 Bridgeport Avenue,
   Shelton, Connecticut.....         5,412            22,153   27,565            1,295     1971-1979         1997      10-30 Years

 101 JFK Expressway, Short
   Hills, New Jersey........         7,745            44,908   52,653            2,462       1981            1997      10-30 Years

                                                                                                          Continued-




            COLUMN A                  COLUMN B              COLUMN C                  COLUMN D
            --------                  --------              --------                  --------

                                                                                  COST CAPITALIZED
                                                                                    SUBSEQUENT TO
                                                          INITIAL COST               ACQUISITION
                                                          ------------               -----------




                                                              BUILDINGS AND             BUILDINGS AND
           DESCRIPTION               ENCUMBRANCE      LAND     IMPROVEMENTS     LAND     IMPROVEMENTS
           -----------               -----------      ----     ------------     ----     ------------
 10 Rooney Circle, West
   Orange, New Jersey.......                      B    1,302            4,615        1               418

 Executive Hill Office
   Park, West Orange,
   New Jersey...............                      B    7,629           31,288        4               814

 3 University Plaza,
   Hackensack, New Jersey...                      B    7,894           11,846      ---               595

 400 Garden City Plaza,
   Garden City, New York....                      B   13,986           10,127      ---               389

 425 Rabro Drive,
   Hauppauge, New York......                      B      665            3,489      ---                67

 One Paragon Drive,
   Montvale, New Jersey.....                      B    2,773            9,901      ---               463

 90 Merrick Avenue, East
   Meadow, New York.........                      B        A           19,193      ---             2,152

 150 Motor Parkway,
   Hauppauge, New York......                      B    1,114           20,430      ---             2,365

 390 Motor Parkway,
   Hauppauge, New York......                      B      240            4,459      ---               237

 Royal Executive Park,
   Ryebrook, New York.......                      B   18,343           55,028       --             1,191

 120 White Plains Road,
   Tarrytown, New York......                      B    3,355           24,605      ---                89

 University Square,
   Princeton, New Jersey....                      B    3,288            8,888      ---                70

 100 Andrews Road,
   Hicksville, New York.....                      B    2,337            1,711      151             5,697

 2 Macy Road, Harrison,
   New York.................                      B      642            2,131      ---                47

 80 Grasslands, Elmsford,
   New York.................                      B    1,208            6,728      ---               175

 65 Marcus Drive, Melville,
   New York.................                      B      295            1,966       57               885

 200 Carter Drive, Edison,
   New Jersey...............                      B      240            2,745      ---               ---

 118 Moonachie Avenue,
   Carlstadt, New Jersey....                      B    6,270           12,727      ---               ---

 24 Abeel Road, Monroe,
   New Jersey...............                      B      138            1,195      ---               ---

 275 / 285 Pierce Street,
   Franklin New Jersey......                      B      277            1,414      ---                16

 301 / 321 Herrod Blvd.,
   S Brunswick, New Jersey..                      B    3,833           19,342      ---               ---

 1 Nixon Lane, Edison,
   New Jersey...............                      B    1,113            4,918      ---               ---




            COLUMN A                           COLUMN E                   COLUMN F         COLUMN G        COLUMN H       COLUMN I
            --------                           --------                   --------         --------        --------       --------

                                         GROSS AMOUNT AT WHICH
                                      CARRIED AT CLOSE OF PERIOD
                                      --------------------------



                                                                                                                       LIFE ON WHICH
                                             BUILDINGS AND              ACCUMULATED         DATE OF         DATE        DEPRECIATION
           DESCRIPTION              LAND     IMPROVEMENTS     TOTAL     DEPRECIATION     CONSTRUCTION      ACQUIRED     IS COMPUTED
           -----------              ----     ------------     -----     ------------     ------------      --------     -----------
 10 Rooney Circle, West
   Orange, New Jersey.......         1,303             5,033    6,336              312       1971            1997       10-30 Years

 Executive Hill Office
   Park, West Orange,
   New Jersey...............         7,633            32,102   39,735            1,619     1978-1984         1997       10-30 Years

 3 University Plaza,
   Hackensack, New Jersey...         7,894            12,441   20,335              638       1985            1997       10-30 Years

 400 Garden City Plaza,
   Garden City, New York....        13,986            10,516   24,502              512       1989            1997       10-30 Years

 425 Rabro Drive,
   Hauppauge, New York......           665             3,556    4,221              176       1980            1997       10-30 Years

 One Paragon Drive,
   Montvale, New Jersey.....         2,773            10,364   13,137              456       1980            1997       10-30 Years

 90 Merrick Avenue, East
   Meadow, New York.........             0            21,345   21,345              892       1985            1997       10-30 Years

 150 Motor Parkway,
   Hauppauge, New York......         1,114            22,795   23,909            1,028       1984            1997       10-30 Years

 390 Motor Parkway,
   Hauppauge, New York......           240             4,696    4,936              208       1980            1997       10-30 Years

 Royal Executive Park,
   Ryebrook, New York.......        18,343            56,219   74,562            2,133     1983-1986         1997       10-30 Years

 120 White Plains Road,
   Tarrytown, New York......         3,355            24,694   28,049              890       1984            1997       10-30 Years

 University Square,
   Princeton, New Jersey....         3,288             8,958   12,246              322       1987            1997       10-30 Years

 100 Andrews Road,
   Hicksville, New York.....         2,488             7,408    9,896              463       1954            1996       10-30 Years

 2 Macy Road, Harrison,
   New York.................           642             2,178    2,820               83       1962            1997       10-30 Years

 80 Grasslands, Elmsford,
   New York.................         1,208             6,903    8,111              268     1989/1964         1997       10-30 Years

 65 Marcus Drive, Melville,
   New York.................           352             2,851    3,203              167       1968            1996       10-30 Years

 200 Carter Drive, Edison,
   New Jersey...............           240             2,745    2,985               91       1985            1998       10-30 Years

 118 Moonachie Avenue,
   Carlstadt, New Jersey....         6,270            12,727   18,997              423       1989            1998       10-30 Years

 24 Abeel Road, Monroe,
   New Jersey...............           138             1,195    1,333               40       1979            1998       10-30 Years

 275 / 285 Pierce Street,
   Franklin New Jersey......           277             1,430    1,707               48       1988            1998       10-30 Years

 301 / 321 Herrod Blvd.,
   S Brunswick, New Jersey..         3,833            19,342   23,175              643       1991            1998       10-30 Years

 1 Nixon Lane, Edison,
   New Jersey...............         1,113             4,918    6,031              164       1988            1998       10-30 Years

                                                                                                          Continued-




            COLUMN A                  COLUMN B              COLUMN C                   COLUMN D
            --------                  --------              --------                   --------

                                                                                      COST CAPITALIZED
                                                                                        SUBSEQUENT TO
                                                               INITIAL COST               ACQUISITION
                                                               ------------               -----------

                                                              BUILDINGS AND              BUILDINGS AND
           DESCRIPTION               ENCUMBRANCE      LAND     IMPROVEMENTS     LAND     IMPROVEMENTS
           -----------               -----------      ----     ------------     ----     ------------
 18 Madison Road,
   Fairfield, New Jersey....                      B       76              871      ---                --

 200 / 250 Kennedy Drive,
   Sayreville, New Jersey...                      B    1,018            6,851      ---               ---

 24 Madison Road,
   Fairfield, New Jersey....                      B      131            2,176      ---               ---

 243 St Nicholas Avenue,
   So. Plainfield,
   New Jersey...............                      B      172              551      ---               ---

 26 Madison Road,
   Fairfield, New Jersey....                      B        A            1,492      ---               ---

 300 / 350 Kennedy Drive,
   Sayreville, New Jersey...                      B    1,003            7,303      ---               ---

 309 Kennedy Drive,
   Sayreville, New Jersey...                 10,345      297            9,102      ---               ---

 34 Englehard Drive,
   Monroe, New Jersey.......                      B    1,073            6,656      ---               ---

 409 Kennedy Drive,
   Sayreville, New Jersey...                  4,434      126            9,650      ---               ---

 535 Secaucus Road,
   Secaucus, New Jersey.....                      B      798            2,713      ---               ---

 55 Carter Drive, Edison,
   New Jersey...............                      B       84            3,905      ---                30

 Mount Ebo Corporate Park,
   Brewster, New Jersey.....                      B    1,031            7,204       --                16

 Teterboro-Industrial
   Avenue, Teterboro,
   New jersey...............                      B    2,671           18,875      ---               ---

 22 Madison Road,
   Fairfield, New Jersey....                      B      655            1,445      ---                 1

 135 Fieldcrest Ave.,
   Edison, New Jersey.......                      B      370            3,774      ---               ---

 400 Cabot Drive, Hamilton,
   New Jersey...............                      B    2,068           18,614      ---                71

 51 JFK Parkway, Short
   Hills, New York..........                      B    8,732           58,437      ---               323

 Triad V - 1979 Marcus
   Ave., Lake Success,
   New York.................                      B    3,528           31,786      ---             2,966

 100 Forge Way, Rockaway,
   New Jersey...............                      B      315              902      ---                53

 200 Forge Way, Rockaway,
   New Jersey...............                      B    1,128            3,228      ---               168

 300 Forge Way, Rockaway,
   New Jersey...............                      B      376            1,075      ---                63

 400 Forge Way, Rockaway,
   New Jersey...............                      B    1,142            3,267      ---               168

 51 -55 Charles Lindergh
   Blvd., Uniondale,
   New York.................                      B        A           27,975      ---             4,119

 155 Passaic Avenue,
   Fairfield, New Jersey....                      B        3            3,538       --               174

 100 Summit Drive,
   Valhalla, New York.......                 23,600    3,007           41,351      ---             1,148





            COLUMN A                           COLUMN E                   COLUMN F         COLUMN G        COLUMN H       COLUMN I
            --------                           --------                   --------         --------        --------       --------

                                         GROSS AMOUNT AT WHICH
                                      CARRIED AT CLOSE OF PERIOD

           DESCRIPTION              LAND     BUILDINGS AND    TOTAL     ACCUMULATED         DATE OF         DATE      LIFE ON WHICH
           -----------              ----     IMPROVEMENTS     -----     DEPRECIATION     CONSTRUCTION      ACQUIRED    DEPRECIATION
                                             ------------               ------------     ------------      --------    IS COMPUTED
                                                                                                                       -----------
 18 Madison Road,                       76               871      947               29       1979            1998       10-30 Years
   Fairfield, New Jersey....

 200 / 250 Kennedy Drive,            1,018             6,851    7,869              228       1988            1998       10-30 Years
   Sayreville, New Jersey...

 24 Madison Road,                      131             2,176    2,307               72       1980            1998       10-30 Years
   Fairfield, New Jersey....

 243 St Nicholas Avenue,               172               551      723               18       1974            1998       10-30 Years
   So. Plainfield,
   New Jersey...............


 26 Madison Road,                        0             1,492    1,492               50       1980            1998       10-30 Years
   Fairfield, New Jersey....

 300 / 350 Kennedy Drive,            1,003             7,303    8,306              223       1988            1998       10-30 Years
   Sayreville, New Jersey...

 309 Kennedy Drive,                    297             9,102    9,399              303       1996            1998       10-30 Years
   Sayreville, New Jersey...

 34 Englehard Drive,                 1,073             6,656    7,729              221       1980            1998       10-30 Years
   Monroe, New Jersey.......

 409 Kennedy Drive,                    126             9,650    9,776              321       1996            1998       10-30 Years
   Sayreville, New Jersey...

 535 Secaucus Road,                    798             2,713    3,511               90       1979            1998       10-30 Years
   Secaucus, New Jersey.....

 55 Carter Drive, Edison,               84             3,935    4,019              131       1987            1998       10-30 Years
   New Jersey...............

 Mount Ebo Corporate Park,           1,031             7,220    8,251              120                       1998       10-30 Years
   Brewster, New Jersey.....

 Teterboro-Industrial                2,671            18,875   21,546              224       1998            1998       10-30 Years
   Avenue, Teterboro,
   New jersey...............


 22 Madison Road,                      655             1,446    2,101               20       1980            1998       10-30 Years
   Fairfield, New Jersey....
 135 Fieldcrest Ave.,                  370             3,774    4,144               10       1980            1998       10-30 Years
   Edison, New Jersey.......

 400 Cabot Drive, Hamilton,          2,068            18,685   20,753              624       1989            1998       10-30 Years
   New Jersey...............

 51 JFK Parkway, Short               8,732            58,760   67,492            1,636       1988            1998       10-30 Years
   Hills, New York..........

 Triad V - 1979 Marcus               3,528            34,752   38,280            1,089       1987            1998       10-30 Years
   Ave., Lake Success,
   New York.................


 100 Forge Way, Rockaway,              315               955    1,270               31       1986            1989       10-30 Years
   New Jersey...............

 200 Forge Way, Rockaway,            1,128             3,396    4,524              112       1989            1998       10-30 Years
   New Jersey...............

 300 Forge Way, Rockaway,              376             1,138    1,514               37       1989            1998       10-30 Years
   New Jersey...............

 400 Forge Way, Rockaway,            1,142             3,435    4,577              113       1989            1998       10-30 Years
   New Jersey...............

 51 -55 Charles Lindergh                 0            32,094   32,094            1,469       1981            1998       10-30 Years
   Blvd., Uniondale,
   New York.................


 155 Passaic Avenue,                     3             3,712    3,715               83       1984            1998       10-30 Years
   Fairfield, New Jersey....

 100 Summit Drive,                   3,007            42,499   45,506              986       1988            1998       10-30 Years
   Valhalla, New York.......

                                                                                                          Continued-




            COLUMN A                  COLUMN B              COLUMN C                   COLUMN D
            --------                  --------              --------                   --------

                                                          INITIAL COST             COST CAPITALIZED
                                                          ------------              SUBSEQUENT TO
                                                                                     ACQUISITION
                                                                                     -----------

           DESCRIPTION               ENCUMBRANCE      LAND    BUILDINGS AND     LAND     BUILDINGS AND
                                                               IMPROVEMENTS              IMPROVEMENTS
          ------------               -----------      ----    -------------     ----     ------------

 115 / 117 Stevens Avenue,                        B    1,094           22,490      ---               407
   Valhalla, New York.......

 200 Summit Lake Drive,                      20,764    4,343           37,305      ---               349
   Valhalla, New York.......

 140 Grand Street.,                               B    1,931           18,743      ---               149
   Valhalla, New York ......

 500 Summit Lake Drive,                           B    7,052           37,309      ---               242
   Valhalla, New York.......

 5 Henderson Drive, West                          B    2,450            6,984      ---                30
   Caldwell, New Jersey.....

 Stamford Towers, Stamford,                       B   13,556           47,915       --               930
   Connecticut..............

 99 Cherry Hill Road,                             B    2,359            7,508       --                42
   Parsippany, New Jersey...

 119 Cherry Hill Road,                            B    2,512            7,622      ---               196
   Parsipanny, New Jersey...

 120 Wilbur Place, Bohemia,                       B      202            1,154      ---                44
   New York ................

 45 Melville Park Road,                           B      354            1,487      ---             1,581
   Melville, New York ......

 500 Saw Mill River Road,                         B    1,542            3,796      ---               169
   Elmsford, New York.......

 2004 Orville Drive,                              B      633            4,225      ---             1,208
   No. Bohemia, New York....



 Land held for development                        B   69,143              ---      ---               ---

 Development in progress                      6,850      ---           82,901      ---               ---

 Other property                                   B      ---              ---      ---             2,589
                                           --------  --------      ----------     ----          --------
 Total......................               $253,463 $281,272       $1,305,937     $411          $149,513
                                           ======== =========      ==========     ====          ========






            COLUMN A                           COLUMN E                   COLUMN F         COLUMN G       COLUMN H       COLUMN I
            --------                           --------                   --------         --------       --------       --------

                                         GROSS AMOUNT AT WHICH
                                      CARRIED AT CLOSE OF PERIOD


           DESCRIPTION              LAND     BUILDINGS AND    TOTAL     ACCUMULATED         DATE OF         DATE       LIFE ON WHICH
           -----------              ----     IMPROVEMENTS     -----     DEPRECIATION     CONSTRUCTION      ACQUIRED     DEPRECIATION
                                             ------------               ------------     ------------      --------     IS COMPUTED
                                                                                                                        -----------
 115 / 117 Stevens Avenue,           1,094            22,897   23,991              514      1984             1998       10-30 Years
   Valhalla, New York.......

 200 Summit Lake Drive,              4,343            37,654   41,997              841      1990             1998       10-30 years
   Valhalla, New York.......

 140 Grand Street.,                  1,931            18,892   20,823              424      1991             1998       10-30 Years
   Valhalla, New York ......

 500 Summit Lake Drive,              7,052            37,551   44,603              632      1986             1998       10-30 Years
   Valhalla, New York.......

 5 Henderson Drive,                  2,450             7,014    9,464              118      1967             1998       10-30 Years
   West Caldwell, New Jersey

 Stamford Towers,                   13,556            48,845   62,401              855      1989             1998       10-30 Years
   Stamford, Connecticut....

 99 Cherry Hill Road,                2,359             7,550    9,909              106      1982             1998       10-30 Years
   Parsippany, New Jersey...

 119 Cherry Hill Road,               2,512             7,818   10,330              108      1982             1998       10-30 Years
   Parsipanny, New Jersey...

 120 Wilbur Place,                     202             1,198    1,400               16      1972             1998       10-30 Years
   Bohemia, New York .......

 45 Melville Park Road,                354             3,068    3,422               57      1998             1998       10-30 Years
   Melville, New York ......

 500 Saw Mill River Road,            1,542             3,965    5,507              132      1968             1998       10-30 Years
   Elmsford, New York.......

 2004 Orville Drive, No.               633             5,433    6,066              128      1998             1998       10-30 Years
   Bohemia, New York........


 Land held for development          69,143                 0   69,143                0        N/A          Various          N/A

Developments in progress               ---            82,901   82,901                0

Other property                         ---             2,589    2,589              325
                                   -------        ----------  ----------      ---------
Total.......................      $281,682        $1,455,450  $1,737,132      $156,231
                                  ========        ==========  ==========      ========
-------------------------------------------------------------------------------

A These land parcels are leased (see Note 4). B There are no encumbrances on these properties. C The Encumbrance of $2,616 is related to one property.

   The aggregate cost for Federal Income Tax purposes was approximately $1,575 million at December 31, 1998.

           The changes in real estate for each of the periods in the three years ended December 31, 1998 are as follows:


                                                  JANUARY 1, 1998     JANUARY 1, 1997      JUNE 1, 1996
                                                         TO                 TO                  TO
                                                 DECEMBER 31, 1998   DECEMBER 31, 1997   DECEMBER 31, 1996
                                                 -----------------   -----------------   -----------------
  Real estate balance at beginning of                    $1,011,228            $516,768            $288,056
   period

  Improvements                                              134,582              37,778              15,174

  Disposal, including write-off of fully                        ---               (154)               (936)
   depreciated building improvements

  Acquisitions                                              591,323             456,836             214,474
                                                        -----------          ----------            --------

  Balance at end of period                               $1,737,133          $1,011,228            $516,768
                                                        ===========          ==========            ========


     The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos, furniture and fixtures, for each of the periods in the three years ended December 31, 1998 are as follows:

                                                  JANUARY 1, 1998     JANUARY 1, 1997     JANUARY 1, 1996
                                                         TO                 TO                  TO
                                                 DECEMBER 31, 1998   DECEMBER 31, 1997   DECEMBER 31, 1996
                                                 -----------------   -----------------   -----------------
  Balance at beginning of period                           $108,652             $86,344             $72,499

  Depreciation for period                                    47,579              22,442              14,781

  Disposal, including write-off of fully                        ---               (134)               (936)
  depreciated    building improvements
                                                           --------            ---------           ---------

  Balance at end of period                                 $156,231            $108,652             $86,344
                                                           ========            =========           =========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             RECKSON ASSOCIATES REALTY CORP.


                                             By:   /s/  Michael Maturo
                                                   --------------------
                                                   Michael Maturo
                                                   Executive Vice President and
                                                   Chief Financial Officer


Date:  March 1, 1999